        AEP Reports 2004 Year-End and Fourth-Quarter Earnings

          - 2004 year-end earnings: GAAP $2.75 per share, ongoing $2.33 per share

          - Fourth-quarter earnings: GAAP $0.45 per share, ongoing $0.42 per share

          - Results meet 2004 ongoing earnings guidance

          - Utilities perform well despite higher fuel costs, storm expenses

          - Company sets 2005 ongoing earnings guidance range of $2.30 to $2.50

     COLUMBUS, Ohio, Jan. 27 /PRNewswire-FirstCall/ --

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Fourth quarter ended Dec. 31			Year ended Dec. 31

	2003	2004	Variance	2003	2004	Variance

Revenue
($in billions)	3.4	3.5	0.1	14.7	14.1	(0.6)
Earnings
($in millions):
GAAP	(762)	177	939	110	1,089	979
Ongoing	197	167	(30)	975	924	(51)
EPS ($):
GAAP	(1.93)	0.45	2.38	0.29	2.75	2.46
Ongoing	0.50	0.42	(0.08)	2.53	2.33	(0.20)

          EPS based on 395mm shares Q4 2003, 396mm in Q4 2004, 385mm in 12 mo. 2003 and 396mm in 12 mo. 2004

          American Electric Power (NYSE: AEP) today reported 2004 year-end earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $1.089 billion, or $2.75 per share, compared with $110 million, or $0.29 per share, for 2003.

          Ongoing earnings (earnings excluding special items) for 2004 were $924 million, or $2.33 per share, compared with $975 million, or $2.53 per share, for 2003.

          For the fourth quarter of 2004, AEP reported GAAP earnings of $177 million, or $0.45 per share, compared with a loss of $762 million, or a loss of $1.93 per share, in fourth-quarter 2003.  Ongoing earnings for fourth- quarter 2004 were $167 million, or $0.42 per share, compared with $197 million, or $0.50 per share, in fourth-quarter 2003.

          AEP’s 2004 fourth-quarter GAAP earnings were higher than ongoing earnings by $10 million, primarily because of a gain resulting from the exit of the UK operations, included in discontinued operations; 2004 12-month results were higher than ongoing earnings by $165 million, primarily because of gains from asset sales.  Fourth-quarter 2003 GAAP earnings were $959 million lower than ongoing earnings and 2003 12-month GAAP earnings were $865 million lower than ongoing earnings because of charges for impairments for non-core businesses, losses from discontinued operations and changes in accounting principles.

          A full reconciliation of GAAP earnings to ongoing earnings for each period is included in tables at the end of this news release.

          ”We faced many challenges in 2004 and made it a really great year for AEP,” said Michael G. Morris, AEP’s chairman, president and chief executive officer. ”We completed a series of major divestitures as we returned our strategic focus to our traditional utility business.  We reorganized into strong utility units to move the decision-making closer to the customer. We used the proceeds from the divestitures to reduce debt and strengthen our balance sheet. We began to see the return of our industrial load, reflecting the economic rebound. Our utilities, the core of our business, did well despite some unfavorable operating conditions. And our ongoing earnings of $2.33 per share for the year were in the upper half of our guidance range of $2.20 to $2.40 per share.”

EARNINGS GUIDANCE

          AEP established an ongoing earnings guidance range for 2005 of between $2.30 and $2.50 per share. In providing ongoing earnings guidance, there could be differences between 2005 ongoing earnings and 2005 GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able at this time to provide a corresponding GAAP equivalent for 2005 earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT
($ in millions except EPS; EPS based on 395mm shares Q4 2003, 396mm in Q4
2004, 385mm in 12 mo. 2003 and 396mm in 12 mo. 2004)

	Q4 03	Q4 04	Variance	12 mo. 03	12 mo. 04	Variance

Utility Operations	285	201	(84)	1,213	1,046	(167)
Ongoing EPS	0.72	0.51	(0.21)	3.15	2.64	(0.51)
Investments	(13)	(6)	7	(124)	(51)	73
Ongoing EPS	(0.03)	(0.02)	0.01	(0.32)	(0.13)	0.19
Parent Company	(75)	(28)	47	(114)	(71)	43
Ongoing EPS	(0.19)	(0.07)	0.12	(0.30)	(0.18)	0.12
Ongoing Earnings	197	167	(30)	975	924	(51)
Ongoing EPS	$0.50	$0.42	$(0.08)	$2.53	$2.33	$(0.20)

          ”We’re pleased with the performance of our Utility Operations,” Morris said.  ”Despite a fuel disallowance in Texas, mild weather, higher fuel costs and significant winter storms, earnings from our Utility Operations were in line with what we had projected entering the year.

          ”It’s important to note that industrial sales increased again in the fourth quarter, marking the third consecutive quarter with an increase,” Morris said. ”We’re also seeing increased sales growth in the residential and commercial sector. These are solid indicators that the economic recovery is reaching all sectors. That’s good news, both for the communities we serve and for our utilities.”

          Three primary factors in the difference in year-to-year earnings for Utility Operations were the expiration of a Texas stranded cost recovery mechanism, the accrual of carrying costs for stranded costs in Texas and an increase in Operations and Maintenance (O&M) expenses.

          A non-cash Texas stranded cost recovery mechanism (commonly referred to as ECOM) that added $218 million pre-tax, or $0.37 per share, to ongoing earnings for 2003 expired at the end of 2003.  The loss of ECOM revenue for 2004 was partially offset by the accrual of deferred carrying costs for AEP’s stranded costs in Texas, which added $109 million pre-tax to ongoing earnings in 2004. The Texas Supreme Court earlier confirmed AEP’s right to recover stranded cost assets and the Public Utilities Commission of Texas issued an order in a separate case in December that specified how carrying costs should be calculated.

          O&M expenses were $205 million higher in 2004 than in 2003, reflecting AEP decisions to increase spending to ensure reliable service to utility customers, higher routine maintenance and environmental expenses at power plants, and fees for participating in regional transmission organizations.

          Improved gas margins and lower expenses helped AEP significantly reduce losses from Investments in the quarter and year.

          The reduction in Parent Company expenses for the year was primarily because of lower 2004 reserve additions for settlements with federal agencies regarding natural gas price reporting and storage when compared with similar reserves recorded in 2003, and lower operating expenses in 2004, principally advertising and insurance.

ONGOING RESULTS FROM UTILITY OPERATIONS
($ in millions except EPS; EPS based on 395mm shares Q4 2003, 396mm in Q4
2004, 385mm in 12 mo. 2003 and 396mm in 12 mo. 2004)

	Q4 03	Q4 04	Variance	12 mo. 03	12 mo. 04	Variance

Regulated Integrated Utilities	725	687	(38)	2,908	3,003	95
Ohio Companies	492	462	(30)	1,997	1,959	(38)
Texas Wires	139	108	(31)	648	441	(207)
Texas Supply/REP	128	75	(53)	452	347	(105)
Off-System Sales	83	59	(24)	462	472	10
Other Wholesale Transactions	(8)	1	9	(13)	14	27
Transmission Revenue - 3rd Party	117	83	(34)	467	451	(16)
Other Operating Revenue	77	83	6	348	331	(17)
Total Gross Margin	1,753	1,558	(195)	7,269	7,018	(251)
Operations & Maintenance	(729)	(796)	(67)	(2,867)	(3,072)	(205)
Depreciation & Amortization	(323)	(316)	7	(1,250)	(1,256)	(6)
Taxes Other Than Income Taxes	(156)	(170)	(14)	(677)	(700)	(23)
Interest Expense & Preferred Dividend	(165)	(145)	20	(664)	(616)	48
Other Income & Deductions	9	129	120	16	161	145
Income Taxes	(104)	(59)	45	(614)	(489)	125
Total Utility Operations	285	201	(84)	1,213	1,046	(167)
Ongoing EPS	$0.72	$0.51	$(0.21)	$3.15	$2.64	$(0.51)

          Key factors in the 2004 increase in gross margin by Regulated Integrated Utilities were the completion in 2003 of fuel cost amortization of D.C. Cook Nuclear Plant outage settlements, higher residential usage, increased industrial sales and growth in the number of commercial customers.  But fourth-quarter results were lower than the prior period, primarily because of higher fuel costs.

          The Ohio Companies reported higher usage by all customer classes in 2004, but higher fuel costs led to 12-month and fourth-quarter results that were lower than prior periods.

          The decline in Texas Wires in the year and quarter reflects the loss of ECOM revenues.

          The decrease in gross margin from Texas Supply in the year and quarter is primarily attributed to the divestiture of TCC generation to comply with Texas stranded cost recovery regulations and reduced generation requirements for ERCOT reliability.

          A strong first nine months led to a year-to-year increase in gross margin from Off-System Sales despite weaker fourth-quarter results.  Volumes were down for the year and the fourth quarter in 2004 when compared to 2003.  In the fourth quarter, higher fuel costs and lower volumes reduced gross margin below prior period results.

          ”While Off-System Sales volumes were lower than 2003, they were still above what we had projected when budgeting for 2004,” Morris said.

          On Oct. 1, AEP joined the PJM Interconnection, a regional transmission organization that creates a larger common market for AEP’s generation.

          ”We learned quite a bit in our first few weeks in PJM as we made improvements in bidding our generation and load and managing our generation in the real-time operations,” Morris said.  ”We are confident in our ability to participate successfully in the PJM market.”

          Transmission Revenue for the year and quarter was somewhat below 2003 results because of lower Off-System Sales volumes.

          Higher O&M expenses in 2004 were offset by decreases in income taxes, interest expenses and preferred dividends.

          The significant increase in Other Income & Deductions includes the accrual of non-cash carrying costs for AEP’s stranded costs in Texas.

ONGOING RESULTS FROM INVESTMENTS
($ in millions except EPS; EPS based on 395mm shares Q4 2003, 396mm in Q4
2004, 385mm in 12 mo. 2003 and 396mm in 12 mo. 2004)

	Q4 03	Q4 04	Variance	12 mo. 03	12 mo. 04	Variance

AEPES, inc. Gas HoldCo (HPL)	3	8	5	(62)	(33)	29
MEMCO	7	7	0	12	12	0
IPPs and Wind Farms	10	3	(7)	4	10	6
AEP Resources - Other	(27)	(12)	15	(51)	(18)	33
Other	(6)	(12)	(6)	(27)	(22)	5
Total Investments	(13)	(6)	7	(124)	(51)	73
Ongoing EPS	$(0.03)	$(0.02)	$0.01	$(0.32)	$(0.13)	$0.19

          Improved results from pipeline operations increased fourth-quarter earnings from AEP Energy Services when compared to the prior period and helped reduce that unit’s losses for the year.

          Earnings from MEMCO, AEP’s river transportation unit, were flat with 2003 results for both the year and the fourth-quarter.

          The increase in 12-month earnings and decrease in fourth-quarter earnings for Independent Power Plants (IPPs) and Wind Farms, when compared to prior periods, reflects the effect of divestitures during 2004 of plants that operated at a loss in 2003 as well as plants that performed well in fourth- quarter 2003.

          Lower interest expense resulting from the repayment of debt was a factor in reduced losses for AEP Resources-Other in the year and quarter.

WEBCAST

          American Electric Power’s quarterly conference call with financial analysts will be broadcast live over the Internet at 11 a.m. EST today at http://www.aep.com/go/webcasts ..  The webcast will include audio of the conference call as well as visuals of charts and graphics referred to by AEP management during the call.

          The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast.

          Minimum requirements to listen to broadcast:  The Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

          American Electric Power owns more than 36,000 megawatts of generating capacity in the United States and is the nation’s largest electricity generator.  AEP is also one of the largest electric utilities in the United States, with more than 5 million customers linked to AEP’s 11-state electricity transmission and distribution grid.  The company is based in Columbus, Ohio.

          AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission.  AEP’s management believes that the company’s ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company’s performance.  AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results.  The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.

          This report made by AEP and certain of its subsidiaries contains forward- looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Although AEP and each of its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; the ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon and other substances; resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments and environmental compliance); oversight and/or investigation of the energy sector or its participants; resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp.); AEP’s ability to constrain its operation and maintenance costs; the success of disposing of investments that no longer match AEP’s business model; AEP’s ability to sell assets at acceptable prices and on other acceptable terms; international and country-specific developments affecting foreign investments including the disposition of any foreign investments; the economic climate and growth in AEP’s service territory and changes in market demand and demographic patterns; inflationary trends; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness and number of participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP’s ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt and preferred stock; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including membership and integration in a regional transmission structure; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP’s pension and other postretirement benefit plans; prices for power that AEP generates and sells at wholesale; changes in technology and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 4th Quarter 2004 Actual vs 4th Quarter 2003 Actual

		2003 Actual		2004 Actual

		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	Regulated Integrated Utilities	725		687
2	Ohio Cos.	492		462
3	Texas Wires	139		108
4	Texas Supply / REP	128		75
5	Off-System Sales	83		59
6	Other Wholesale Transactions	(8)		1
7	Transmission Revenue - 3rd Party	117		83
8	Other Operating Revenue	77		83
9	Total Gross Margin	1,753		1,558
10	Operations & Maintenance	(729)		(796)
11	Depreciation & Amortization	(323)		(316)
12	Taxes Other than Income Taxes	(156)		(170)
13	Interest Exp & Preferred Dividend	(165)		(145)
14	Other Income & Deductions	9		129
15	Income Taxes	(104)		(59)
16	Net Earnings Utility Operations	285	0.72	201	0.51
	INVESTMENTS:
17	AEPES, inclds Gas HoldCo (HPL)	3		8
18	MEMCO	7		7
19	IPPs and Wind Farms	10		3
20	AEP Resources - Other	(27)		(12)
21	Other	(6)		(12)
22	Total Investments	(13)	(0.03)	(6)	(0.02)
23	Parent Company	(75)	(0.19)	(28)	(0.07)
24	ON-GOING EARNINGS	197	0.50	167	0.42

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power
Financial Results for 4th Quarter 2004 Actual
Reconciliation of On-going and Reported Earnings

	2004 Actual

	Utility	Invest.	Parent	Total	EPS

	($ millions)
On-going Earnings	201	(6)	(28)	167	0.42
Impairments and Dispositions:
Communications - Sale & Reserve Adjustments	—	13	—	13	0.03
Impairment - Bajio	—	(8)	—	(8)	(0.02)
Southcoast Tax Adjustment	—	(4)	—	(4)	(0.01)
SEEBOARD Tax Adjustment	—	(2)	—	(2)	—
Texas Regulatory True-up	4	—	—	4	0.01
Loss from sale of Jefferson Island Storage Hub	—	(1)	—	(1)	—
Discontinued Operations:
UK Discontinued Operations	—	35	—	35	0.09
LIG Discontinued Operations	—	(27)	—	(27)	(0.07)
Total Special Items	4	6	—	10	0.03
Reported Earnings	205	—	(28)	177	0.45

Financial Results for 4th Quarter 2003 Actual
Reconciliation of On-going and Reported Earnings

	2003 Actual

	Utility	Invest.	Parent	Total	EPS

	($ millions)
On-going Earnings	285	(13)	(75)	197	0.50
Impairments:
Adjustment to SEEBOARD Impairment	—	16	—	16	0.04
Impairment - Gas Assets (LIG & HPL)	—	(327)	—	(327)	(0.83)
Impairment - UK Generation	—	(375)	—	(375)	(0.95)
Impairment - AEP Coal	—	(44)	—	(44)	(0.11)
Impairment - Blackhawk Coal	(7)	—	—	(7)	(0.02)
Impairment - Plaquemine	—	(168)	—	(168)	(0.43)
AEP Resources Other - Other Comprehensive Income Adjustment	—	(13)	—	(13)	(0.03)
Discontinued Operations:
UK Discontinued Operations	—	(43)	—	(43)	(0.11)
LIG Discontinued Operations	—	2	—	2	0.01
Total Special Items	(7)	(952)	—	(959)	(2.43)
Reported Earnings	278	(965)	(75)	(762)	(1.93)

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

		3 Months Ended December 31,

		2003	2004	Change

ENERGY SUMMARY
Retail - Domestic Electric
(in millions of kWh):
Residential		10,649	10,601	-0.5%
Commercial		8,963	8,964	0.0%
Industrial		12,682	13,257	4.5%
Miscellaneous		776	693	-10.7%
Total Domestic Retail (Exclds AEP C&I, ME SWEPCo, & Tx POLR) (a)		33,070	33,515	1.3%
AEP C&I, Mutual Energy SWEPCo, & Tx POLR		631	123	-80.5%
Total Domestic Retail		33,701	33,638	-0.2%
Wholesale - Domestic Electric
(in millions of kWh):		16,592	20,032	20.7%
EAST REGION WEATHER SUMMARY (in degree days):
Actual	- Heating (b)	1,037	958	-7.6%
	- Cooling (c)	6	8	33.3%
Normal	- Heating (b)		1,093	-12.4%*
	- Cooling (c)		14	-42.9%*
PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual	- Heating (b)	475	469	-1.3%
	- Cooling (c)	110	139	26.4%
Normal	- Heating (b)		612	-23.4%*
	- Cooling (c)		90	54.4%*

*	2004 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. The AEP C&I load has been segregated to clarify the year-to-year comparison. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Heating Degree Days temperature base is 55 degrees

(c)	Cooling Degree Days temperature base is 65 degrees

American Electric Power
Financial Results for YTD December 2004 Actual vs YTD December 2003 Actual

		2003 Actual		2004 Actual

		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	Regulated Integrated Utilities	2,908		3,003
2	Ohio Cos.	1,997		1,959
3	Texas Wires	648		441
4	Texas Supply / REP	452		347
5	Off-System Sales	462		472
6	Other Wholesale Transactions	(13)		14
7	Transmission Revenue - 3rd Party	467		451
8	Other Operating Revenue	348		331
9	Total Gross Margin	7,269		7,018
10	Operations & Maintenance	(2,867)		(3,072)
11	Depreciation & Amortization	(1,250)		(1,256)
12	Taxes Other than Income Taxes	(677)		(700)
13	Interest Exp & Preferred Dividend	(664)		(616)
14	Other Income & Deductions	16		161
15	Income Taxes	(614)		(489)
16	Net Earnings Utility Operations	1,213	3.15	1,046	2.64
	INVESTMENTS:
17	AEPES, inclds Gas HoldCo (HPL)	(62)		(33)
18	MEMCO	12		12
19	IPPs and Wind Farms	4		10
20	AEP Resources - Other	(51)		(18)
21	Other	(27)		(22)
22	Total Investments	(124)	(0.32)	(51)	(0.13)
23	Parent Company	(114)	(0.30)	(71)	(0.18)
24	ON-GOING EARNINGS	975	2.53	924	2.33

Note:     For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power
Financial Results for YTD December 2004 Actual
Reconciliation of On-going and Reported Earnings

	2004 Actual

	Utility	Invest	Parent	Total	EPS

	($ millions)
On-going Earnings	1,046	(51)	(71)	924	2.33
Dispositions:
Gain from sale of Nanyang General Light Electric Co.	—	6	—	6	0.02
Gain from sale of IPP’s	—	64	—	64	0.16
Gain from sale of UK Generation	—	127	—	127	0.32
Gain from sale of Southcoast Power Ltd.	—	31	—	31	0.08
Loss from sale of Jefferson Island Storage Hub	—	(2)	—	(2)	(0.01)
Communications - Sale & Reserve Adjustments	—	13	—	13	0.03
Impairment - Bajio	—	(8)	—	(8)	(0.02)
Southcoast Tax Adjustment	—	(4)	—	(4)	(0.01)
SEEBOARD Tax Adjustment	—	(2)	—	(2)	—
Texas Regulatory True-up	4	—	—	4	0.01
Discontinued Operations:
UK Discontinued Operations	—	(37)	—	(37)	(0.09)
LIG Discontinued Operations	—	(27)	—	(27)	(0.07)
Total Special Items	4	161	—	165	0.42
Reported Earnings	1,050	110	(71)	1,089	2.75

Financial Results for YTD December 2003 Actual
Reconciliation of On-going and Reported Earnings

	2004 Actual

	Utility	Invest	Parent	Total	EPS

	($ millions)
On-going Earnings	1,213	(124)	(114)	975	2.53
Changes in Accounting Principles:
SFAS 143 Asset Retirement Obligation	249	(7)	—	242	0.63
Cessation of EITF 98-10 re: MTM accounting	(12)	(37)	—	(49)	(0.13)
Impairments and Dispositions:
Adjustment to South Coast Impairment	—	6	—	6	0.02
IPP Impairment	—	(45)	—	(45)	(0.12)
Adjustment to SEEBOARD Impairment	—	16	—	16	0.04
Impairment - Gas Assets (LIG & HPL)	—	(327)	—	(327)	(0.85)
Impairment - UK Generation	—	(375)	—	(375)	(0.97)
Impairment - AEP Coal	—	(44)	—	(44)	(0.11)
Impairment - Blackhawk Coal	(7)	—	—	(7)	(0.02)
Impairment – Plaquemine	—	(168)	—	(168)	(0.44)
Net Proceeds from Sale of Mutual Energy (back office operations)	—	26	—	26	0.07
Adjustment to sale of water heater rental program	(3)	—	—	(3)	(0.01)
AEP Resources Other - Other Comprehensive Income Adjustment	—	(13)	—	(13)	(0.03)
Discontinued Operations:
UK Discontinued Operations	—	(132)	—	(132)	(0.34)
LIG Discontinued Operations	—	8	—	8	0.02
Total Special Items	227	(1,092)	—	(865)	(2.24)
Reported Earnings	1,440	(1,216)	(114)	110	0.29

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

		12 Months Ended December 31,

		2003	2004	Change

ENERGY SUMMARY
Retail - Domestic Electric
(in millions of kWh):
Residential		45,307	45,770	1.0%
Commercial		36,798	37,204	1.1%
Industrial		49,446	51,484	4.1%
Miscellaneous		3,026	3,098	2.4%
Total Domestic Retail (Exclds AEP C&I, ME SWEPCo, & Tx POLR)(a)		134,577	137,556	2.2%
AEP C&I, Mutual Energy SWEPCo, & Tx POLR		2,896	925	-68.1%
Total Domestic Retail		137,473	138,481	0.7%
Wholesale - Domestic Electric
(in millions of kWh):		72,977	82,870	13.6%
EAST REGION WEATHER SUMMARY (in degree days):
Actual	- Heating (b)	3,219	2,991	-7.1%
	- Cooling (c)	756	876	15.9%
Normal	- Heating (b)		3,086	-3.1%*
	- Cooling (c)		974	-10.1%*
PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual	- Heating (b)	1,554	1,382	-11.1%
	- Cooling (c)	2,144	2,005	-6.5%
Normal	- Heating (b)		1,624	-14.9%*
	- Cooling (c)		2,149	-6.7%*

*	2004 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. The AEP C&I load has been segregated to clarify the year-to-year comparison. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Heating Degree Days temperature base is 55 degrees

(c)	Cooling Degree Days temperature base is 65 degrees

SOURCE  American Electric Power
          -0-                    01/27/2005
          /CONTACT:  Media, Pat Hemlepp, Director, Corporate Media Relations, +1-614-716-1620, or Analysts, Julie Sloat, Vice President, Investor Relations, +1-614-716-2885, both of American Electric Power/
          /Company News On-Call:  http://www.prnewswire.com/comp/042050.html /
          /Web site:  http://www.aep.com
                            http://www.aep.com/go/webcasts /